                        OMEGA HEALTHCARE INVESTORS, INC.

                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                        OMEGA HEALTHCARE INVESTORS, INC.

                                                              JURISDICTION OF
     NAMES                                                    INCORPORATION
     -----                                                    ---------------
Bayside Street, Inc. .......................................  Maryland
OHI (Kansas), Inc. .........................................  Kansas
OHI (Illinois), Inc. .......................................  Illinois
OHI (Florida), Inc. ........................................  Florida
OHI (Clemmons), Inc. .......................................  North Carolina
OHI (Greensboro), Inc. .....................................  North Carolina
Sterling Acquisition Corp. .................................  Kentucky
Sterling Acquisition Corp. II...............................  Kentucky
OS Leasing..................................................  Kentucky
Omega (UK) Limited..........................................  London, England